Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-172327), Form S-4 (No. 333-141419), and Form S-8 (Nos. 33-60305, 333-27903, 333-62663, 333-79575, 333-32516, 333-36208, 333-37740, 333-39708, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, and 333-170801) of Alcoa Inc. and its subsidiaries of our report dated February 16, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financing reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 16, 2012